Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Autozi Internet Technology (Global) Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Class A ordinary shares, par value $0.000001 per share(1) (2)	Rule 457(o)	2,875,000	$5.00	$14,375,000	0.00014760	$2,121.75

Fees to Be Paid	Equity	Class A ordinary shares, par value $0.000001 per share(3)	Rule 457(o)	2,500,000	$5.00	$12,500,000	0.00014760	$1,845.00

	Total Offering Amounts					$26,875,000		$3,966.75

	Total Fee Previously Paid							—

	Total Fee Offsets							$3,168.25

	New Fee Due							$798.50

(1)	Includes the Class A ordinary shares that the underwriter has the option to purchase to cover any over-allotments.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	Reflects the resale by the selling shareholders set forth herein of 2,500,000 Class A ordinary shares.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Autozi Internet Technology (Global) Ltd.	F-1	333-273166	July 7, 2023		$3,168.25	Equity	Class A ordinary shares	5,375,000	$26,875,000

Fee Offset Sources	Autozi Internet Technology (Global) Ltd.	F-1	333-273166		July 7, 2023						$3,168.25

(5)

We previously registered (i) 2,875,000 Class A ordinary shares and (ii) 2,500,000 Class A ordinary shares for resale by selling shareholders by means of Registration Statement on Form F-1 (File No. 333-273166), as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2023 and declared effective by the SEC on July 1, 2024, the Post-Effective Amendment No.1 filed on July 18, 2024 and the Amendment No.1 to the Post-Effective Amendment No.1 filed on July 29, 2024 (collectively, “Prior Registration Statement”), and the Prior Registration Statement was withdrawn on July 31, 2024. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $3,168.25. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $3,168.25, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.